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                                                                    EXHIBIT 99.5

                                   SCHEDULE I

Part A

                  The following documents relating to one Boeing 737-832 aircraft bearing United States registration number N3760C (hereinafter collectively referred to as the "N3760C Documents") have been provided in this filing: (a) Participation Agreement (N3760C), dated as of January 30, 2003, by and among Delta Air Lines, Inc. (the "Company"), U.S. Bank Trust National Association, as Pass Through Trustee under each of the Pass Through Trust Agreements (the "Pass Through Trustee"), U.S. Bank Trust National Association, as Subordination Agent under the Intercreditor Agreement (the "Subordination Agent"), U.S. Bank Trust National Association, as loan trustee (the "Loan Trustee"), and U.S. Bank Trust National Association, in its individual capacity as set forth therein ("US Bank"); and (b) Indenture and Security Agreement (N3760C), dated as of January 30, 2003, by and between the Company and the Loan Trustee.

                  The corresponding documents listed below are substantially identical in all material respects to the N3760C Documents, with the following exceptions: (1) conforming changes have been made to reflect the appropriate United States registration number of each aircraft (i.e., N3761R, N193DN, N194DN, etc.), the appropriate model of each aircraft (i.e., 737-832, 767-332ER) and the appropriate manufacturer's serial number of each aircraft; (2) the description and original principal amount of the equipment notes set forth on
Schedule I to each Participation Agreement differ; (2) the dollar amount set forth on Exhibit C to each Indenture and Security Agreement differs according to the model of each aircraft; (3) conforming changes have been made to reflect the appropriate engines relating to each aircraft (i.e., CFM International, Inc. CFM56-7B26, United Technologies Corporation PW4060, General Electric Company CF6-80C2B6F); and (4) the definitions set forth in Annex A to each Participation Agreement and Indenture and Security Agreement differ.

(1)(a) Participation Agreement (N3761R), dated as of January 30, 2003, by and among the Company, the Pass Through Trustee, the Subordination Agent and U.S. Bank Trust National Association, as loan trustee, and US Bank.

(1)(b) Indenture and Security Agreement (N3761R), dated as of January 30, 2003, by and between the Company and the Loan Trustee.

(2)(a) Participation Agreement (N193DN), dated as of January 30, 2003, by and among the Company, the Pass Through Trustee, the Subordination Agent and U.S. Bank Trust National Association, as loan trustee, and US Bank.

(2)(b) Indenture and Security Agreement (N193DN), dated as of January 30, 2003, by and between the Company and the Loan Trustee.

(3)(a) Participation Agreement (N194DN), dated as of January 30, 2003, by and among the

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         Company, the Pass Through Trustee, the Subordination Agent and U.S.
         Bank Trust National Association, as loan trustee, and US Bank.

(3)(b) Indenture and Security Agreement (N194DN), dated as of January 30, 2003, by and between the Company and the Loan Trustee.

(4)(a) Participation Agreement (N1611B), dated as of January 30, 2003, by and among the Company, the Pass Through Trustee, the Subordination Agent and U.S. Bank Trust National Association, as loan trustee, and US Bank.

(4)(b) Indenture and Security Agreement (N1611B), dated as of January 30, 2003, by and between the Company and the Loan Trustee.

(5)(a) Participation Agreement (N178DZ), dated as of January 30, 2003, by and among the Company, the Pass Through Trustee, the Subordination Agent and U.S. Bank Trust National Association, as loan trustee, and US Bank.

(5)(b) Indenture and Security Agreement (N178DZ), dated as of January 30, 2003, by and between the Company and the Loan Trustee.

Part B

                  The following documents relating to one Boeing 767-332ER aircraft bearing United States registration number N195DN (hereinafter collectively referred to as the "N195DN Documents") have been provided in this filing: (a) Participation Agreement (N195DN), dated as of January 30, 2003, by and among Delta Air Lines, Inc. (the "Company"), U.S. Bank Trust National Association, as Pass Through Trustee under each of the Pass Through Trust Agreements (the "Pass Through Trustee"), U.S. Bank Trust National Association, as Subordination Agent under the Intercreditor Agreement (the "Subordination Agent"), U.S. Bank Trust National Association, as loan trustee (the "Loan Trustee"), and U.S. Bank Trust National Association, in its individual capacity as set forth therein ("US Bank"); and (b) Indenture and Security Agreement (N195DN), dated as of January 30, 2003, by and between the Company and the Loan Trustee.

                  The corresponding documents listed below are substantially identical in all material respects to the N195DN Documents, with the following exceptions: (1) conforming changes have been made to reflect the appropriate United States registration number of each aircraft (i.e., N196DN, N197DN, N198DN, etc.), the appropriate model of each aircraft (i.e., 737-832, 767-332ER) and the appropriate manufacturer's serial number of each aircraft; (2) the description and original principal amount of the equipment notes set forth on
Schedule I to each Participation Agreement differ; (2) the dollar amount set forth on Exhibit C to each Indenture and Security Agreement differs according to the model of each aircraft; (3) conforming changes have been made to reflect the appropriate engines relating to each aircraft (i.e., CFM International, Inc. CFM56-7B26, United Technologies Corporation PW4060, General Electric Company CF6-80C2B6F); and (4) the definitions set forth in Annex A to each Participation Agreement and Indenture and Security Agreement differ.

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(1)(a)   Participation Agreement (N196DN), dated as of January 30, 2003, by and among the Company, the Pass Through Trustee, the Subordination Agent and U.S. Bank Trust National Association, as loan trustee, and US Bank.

(1)(b) Indenture and Security Agreement (N196DN), dated as of January 30, 2003, by and between the Company and the Loan Trustee.

(2)(a) Participation Agreement (N197DN), dated as of January 30, 2003, by and among the Company, the Pass Through Trustee, the Subordination Agent and U.S. Bank Trust National Association, as loan trustee, and US Bank.

(2)(b) Indenture and Security Agreement (N197DN), dated as of January 30, 2003, by and between the Company and the Loan Trustee.

(3)(a) Participation Agreement (N198DN), dated as of January 30, 2003, by and among the Company, the Pass Through Trustee, the Subordination Agent and U.S. Bank Trust National Association, as loan trustee, and US Bank.

(3)(b) Indenture and Security Agreement (N198DN), dated as of January 30, 2003, by and between the Company and the Loan Trustee.

(4)(a) Participation Agreement (N1612T), dated as of January 30, 2003, by and among the Company, the Pass Through Trustee, the Subordination Agent and U.S. Bank Trust National Association, as loan trustee, and US Bank.

(4)(b) Indenture and Security Agreement (N1612T), dated as of January 30, 2003, by and between the Company and the Loan Trustee.

(5)(a) Participation Agreement (N1613B), dated as of January 30, 2003, by and among the Company, the Pass Through Trustee, the Subordination Agent and U.S. Bank Trust National Association, as loan trustee, and US Bank.

(5)(b) Indenture and Security Agreement (N1613B), dated as of January 30, 2003, by and between the Company and the Loan Trustee.

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